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                                                                 EXHIBIT 10.14



                CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Contribution, Assignment and Assumption Agreement (the "Agreement") is entered into as of March 28, 2000 (the "Effective Date"), by and between MediaChase Ltd., a Delaware corporation ("MediaChase") and The Dot to Watch, LLC, a Delaware limited liability company ("The Dot To Watch"), on the one hand, and ReporterTV.com, LLC, a Delaware limited liability company ("ReporterTV"), on the other hand, with reference to the following:

         A. MediaChase owned, as of the Effective Date, one hundred percent (100%) of the membership interests in The Dot To Watch, LLC.

         B. As of the Effective Date, MediaChase owned, directly and indirectly through The Dot To Watch, that certain interactive entertainment news program known as "ReporterTV" that uses a television format and is broadcast via the Internet (the "Program") that was developed by MediaChase and The Dot to Watch.

         C. MediaChase has determined that the Program should be owned, developed, operated and exploited by ReporterTV.

         D. Each of MediaChase and The Dot to Watch (each, an "Assignor") desires to contribute, assign, transfer and convey to ReporterTV the Program and all goodwill, assets, properties and rights of every nature, kind and description throughout the world, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on its books and records, to the extent the same are used solely in connection with the development, exploitation and operation of the Program (together with the Program, collectively referred to as the "Assets"), subject to all of such Assignor's liabilities and obligations, whether fixed or contingent, direct or indirect, represented by a written agreement or otherwise, relating to, arising under or in connection with the Assets, including without limitation, all intellectual property claims arising out of, relating to or in connection with the Assets and all other claims arising from the development and exploitation of the Program (collectively, the "Liabilities") in exchange for the issuance to MediaChase of one hundred percent (100%) of the membership interests (the "Membership Interests") in ReporterTV.

         In consideration of the foregoing, the undersigned agree as follows:

         1. ASSIGNMENT OF ASSETS. Effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Assignor does hereby contribute, assign, transfer, and convey to ReporterTV, to have and to hold unto ReporterTV, its successors and assigns forever, all of such Assignor's right, title and interest in and to the Assets. In addition, MediaChase hereby grants to ReporterTV, a royalty-free, non-exclusive, non-transferable license to use the MediaChase logo on the Program (with the size and positioning to be identical to usage by MediaChase as of the date hereof) and, to the extent agreed upon by MediaChase, otherwise in connection with the exploitation of the Program.
The term of the foregoing license shall be agreed upon by the parties, and in the absence of such


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agreement shall be one year from the date hereof.  MediaChase will also transfer to ReporterTV the employees of MediaChase listed on Schedule "A" (the "Employees").

         2. ACCEPTANCE OF ASSIGNMENT. Effective as of the Effective Date, ReporterTV hereby accepts the assignment to it of all of each Assignor's right, title and interest in and to the Assets.

         3. ASSUMPTION OF LIABILITIES. As further consideration of the contribution, assignment, transfer and conveyance of the Assets to ReporterTV, effective as of the Effective Date, ReporterTV hereby assumes and agrees to pay and perform all of the Liabilities; provided, however, that with respect to Liabilities included upon an invoice from MediaChase to Internetstudios.com, Inc. or Onlinefilmsales.com, LLC, MediaChase will agree to pay such amounts upon receipt of payment by it from Internetstudios.com, Inc. or Onlinefilmsales.com, LLC, as the case may be, including without limitation, the payment received by it on March 27, 2000 in the amount of $353,335.47. Notwithstanding anything to the contrary set forth herein, ReporterTV shall not assume nor be liable for any of the following liabilities or obligations of any Assignor:

             a. all liabilities and obligations of any Assignor which pertain primarily to its assets other than the Assets;

             b. any of Assignor's Liabilities for any income taxes of any nature now or hereafter owed by such Assignor or attributable to the Assets;

             c. any taxes or expenses or fees incurred by any Assignor incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation of the consummation) of the transactions contemplated herein, including, without limitation, any related attorney's and accountant's fees;

             d. any Liabilities now or hereafter arising by reason of any willful and Knowing breach of contract prior to the Effective Date or any of the following intentional torts: assault and battery, false imprisonment, conversion, and so long as it is shown that MediaChase acted with malice, defamation, intentional infliction of emotional distress, invasion of privacy and interference with business relations;

             e. any Assignor's liabilities or obligations now or hereafter arising with respect to any period or any portion of any period prior to the Effective Date under any laws relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes ("Environmental Laws");

             f. any Liabilities now or hereafter arising by reason of Assignor engaging, prior to the Effective Date, in sexual harassment, discrimination or retaliation based on race, religion, color, national origin, ancestry, physical or mental disability, medical condition, marital status,

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sex, age, and/or pregnancy ("Labor Claims"); provided, however, that for clarification all other claims relating to past or current employees or consultants are being assumed by ReporterTV (e.g., claims for compensation or benefits) to the extent relating to services provided in connection with the Assets except as otherwise expressly provided herein; and

             g. any Liabilities now or hereafter arising by reason of any willful and Knowing violation by any Assignor, prior to the Effective Date, of any law or order (other than Environmental Laws and labor laws (including, without limitation, those giving rise to Labor Claims) which matters are covered above, and other than laws relating to intellectual property matters, as ReporterTV is agreeing to assume such Liabilities).

         4. ISSUANCE OF MEMBERSHIP INTEREST. In consideration of the assignment, transfer, conveyance and delivery by the Assignors of the Assets to ReporterTV, effective as of the Effective Date, ReporterTV shall issue to MediaChase a 100% Membership Interest.

         5.  REPRESENTATIONS AND WARRANTIES.

             a. Each Assignor, on the one hand, and ReporterTV, on the other hand, represents and warrants to the other that (i) it has all requisite power and authority to execute and deliver this Agreement and any other instruments and documents to be executed and delivered to effectuate this Agreement and assumption contemplated hereby (collectively, the "Documents");
(ii) its execution and delivery of this Agreement and the other Documents and the performance of its obligations hereunder and thereunder have been authorized by all necessary action and do not violate any laws, regulations or orders by which it is bound; and (iii) this Agreement and the other Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof.

             b.  MediaChase represents and warrants to ReporterTV as follows:

                 i) Except for those liabilities arising under the contracts and agreements listed on Schedule "B" hereto and the other liabilities listed on Schedule "C", MediaChase does not have any Knowledge (as defined in Section 14 below) of any other material Liabilities or any circumstances, conditions, events or arrangements which may hereafter give rise to any material Liabilities.

                 ii) No action, suit, arbitration, dispute or other legal or administrative or other proceeding or governmental investigation is currently pending, or to the Knowledge of MediaChase, threatened, against any Assignor and relating to such Assignor's ownership or operation of the Assets and to the Knowledge of MediaChase there are no outstanding orders, decrees or stipulations issued by any governmental authority which relate to the Assets. The Assets are not to the Knowledge of MediaChase subject to any judgment, order, writ, injunction or decree that has not been satisfied or complied with in full.

                 iii) Schedule "B" sets forth a true and complete list of all written agreements with Employees and consultants being transferred ("Transferred Consultants") now in effect and all written employee benefit plans (including, without limitation, all health insurance, retirement, pension, and profit sharing plans) now in effect relating to Employees.
Since February 29, 2000, except as disclosed on invoices issued by MediaChase to

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InternetStudios.com, Inc. or Onlinefilmsales.com, LLC, no Assignor has made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to be paid, conditionally or otherwise, the rate of any bonus, extra compensation or severance pay, to any Employee or Transferred Consultant.

                 iv) All of the accounts payable of each Assignor relating to the Assets arose from bona fide purchases of goods or services in the ordinary course of business.

                 v) To the Knowledge of MediaChase, no Assignor has breached, in any material respect, any contract or other agreement assigned by such Assignor to ReporterTV hereunder.

         6. FURTHER ASSURANCES. Each Assignor shall, at any time and from time to time, upon the request of ReporterTV, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of ReporterTV any and all assets and interests hereby transferred to ReporterTV.

         7. DELIVERY. On or promptly following the Effective Date, at ReporterTV's request, each Assignor shall deliver the following to ReporterTV or to such location, person or entity as may be designated by ReporterTV:

             a. the Assets, including, without limitation, (i) all tangible personal property; (ii) all originals and copies of material written contracts and other material written agreements being assigned; and (iii) all books and records relating to or included in the Assets (excluding tax returns); and

             b. any other information, document, instrument or agreement with respect to the Assets in the possession or control of such Assignor.

         8. NO THIRD-PARTY BENEFICIARY. This Agreement is entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person or entity to any party to this Agreement.

         9. COLLECTION OF ACCOUNTS RECEIVABLES; SUPPORT SERVICES. From and after the Effective Date, each Assignor shall, at no cost to ReporterTV, assist ReporterTV in collecting the any accounts receivable transferred to ReporterTV. Each Assignor shall promptly pay over to ReporterTV any amounts received by it in respect of such accounts receivable.

         10. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Delaware and may be executed in counterparts. The parties hereto agree to execute and deliver any documents reasonably requested by the other to confirm further and assure consummation of the transaction consummated hereby.


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         11.  NO ASSIGNMENT.  No party to this Agreement shall have the right to assign this Agreement or any interest, right or obligation under this Agreement without obtaining the prior written consent of the other parties hereto.

         12. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         13. ENTIRE AGREEMENT. This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations, written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

         14. AMENDMENTS. No alteration, change, amendment or modification of or to this Agreement shall be effective unless it is made in writing and signed on behalf of each party to be charged.

         15. KNOWLEDGE. As used herein, the terms "Knowledge" and "Knowing" shall mean the actual knowledge of Chris Lutz or Melanie Luciano (without investigation).

         16. INDEMNIFICATION. The parties are agreeing to indemnify each other with respect to the liabilities retained or assumed by them, as applicable, as set forth in that certain letter agreement, dated of even date herewith, among MediaChase, StudioBuzz.com, LLC, InternetStudios.com, Inc., Onlinefilmsales.com, LLC and ReporterTV.

         17. LICENSE. ReporterTV hereby grants to MediaChase, a royalty-free, perpetual, non-exclusive, non-transferable (except for sublicenses to Affiliates of MediaChase, as that term is defined in the LLC Agreement referenced below) license to use the trademark "The Dot To Watch" for uses which are not "competitive" (as that term is defined in Section 5.7(b) of the Limited Liability Company Agreement of ReporterTV.com, LLC, of even date herewith (the "LLC Agreement"). MediaChase agrees that all uses of such trademark will remain comparable in standards of taste as such trademark is currently used as of the date hereof.


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         IN WITNESS WHEREOF, the undersigned have entered into this Agreement on the date first written above.

                                       MEDIACHASE LTD., a Delaware corporation


                                       By:________________________________
                                       Name:
                                       Title:

                                       THE DOT TO WATCH, a Delaware limited
                                       liability company

                                       By:  MEDIACHASE LTD., a Delaware
                                            corporation, its sole Member

                                            By:________________________________
                                            Name:
                                            Title:

                                       REPORTERTV.COM, LLC, a Delaware limited
                                       liability company

                                       By: MEDIACHASE LTD., a Delaware
                                           corporation, its sole Member
                                           By:________________________________
                                           Name:
                                           Title:


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                                 SCHEDULE "A"

                                  EMPLOYEES


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                                SCHEDULE "B"

                                 CONTRACTS


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                                SCHEDULE "C"

                              OTHER LIABILITIES